Exhibit 5.1

Faegre Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, Pennsylvania 19103 +1 215 988 2700 main +1 215 988 2757 fax

January 9, 2026

Versant Media Group, Inc.
904 Sylvan Avenue
Englewood Cliffs, New Jersey 07632

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Versant Media Group, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of up to (i) 19,000,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Versant Media Group, Inc. Omnibus Equity Incentive Plan (the “Plan”) and (ii) 1,561,148 shares of Common Stock that are issuable under the Plan in connection with the Converted Awards (as defined in the Plan and, the shares of Common Stock noted in (i) and (ii), collectively, the “Shares”).

For purposes of this opinion letter, we have examined the Plan, the Registration Statement, the Amended and Restated Articles of Incorporation of the Company, as amended and currently in effect, the Amended and Restated Bylaws of the Company, as amended and currently in effect, and the resolutions of the Company’s Board of Directors and the sole shareholder of the Company authorizing the Plan and the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes as we have deemed relevant and necessary in connection with the opinions hereinafter expressed. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In our examination, we have assumed, without independent verification or investigation: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures, including electronic signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based upon such examination and review, and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the Plan and that, when (a) the Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the Plan and any applicable award agreement, and (b) where applicable, the consideration for the Shares specified in the Plan and any applicable award agreement has been received by the Company, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein with respect to the laws of any jurisdiction other than, subject to the limitations and assumptions contained herein, the Pennsylvania Business Corporation Law of 1988, as amended.

This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Faegre Drinker Biddle & Reath LLP FAEGRE DRINKER BIDDLE & REATH LLP